UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20369

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported: May 14, 2014

UNWALL INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Nevada	000-53156	45-0588917

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 325-7582, Las Vegas Blvd South	89123
Las Vegas, Nevada

(Address of principal executive offices)	(Zip code)

Issuer’s telephone number, including area code: 1-702-560-4373
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 6, 2014, the Public Company Accounting Oversight Board (“PCAOB”) entered an order against the Company’s primary auditor, Jeffrey & Company (“J&C”), revoking J&C’s registration with the PCAOB and further barred Robert G. Jeffrey, CPA from being an associated person of a registered public accounting firm.

Accordingly, effective May 14, 2014, the Company received notice from J&C that it had resigned as the Company’s primary auditor.

J&C issued audit reports on the Company’s financial statements for the years ended November 30, 2012 and 2011.

The J&C report’s on the financial statements of the Company for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles.

The J&C report’s on the financial statements of the Company for the past two years each contained going concern explanatory paragraphs.

During the Company’s two most recent fiscal years and any subsequent interim period preceding J&C’s resignation, there were no reportable events or disagreements with J&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of J&C, would have caused the Company to make reference to the subject matter of the disagreement(s) in connection with this report, except as noted in the subsequent paragraph.

The Company has provided a copy of this disclosure to J&C, and requested that J&C furnish the Company with a letter, within the time periods prescribed by Item 304(a)(3) of Regulation S-K of Securities and Exchange Act of 1934, addressed to the Securities and Exchange Commission stating whether J&C agrees with the statements made by the Company and, if not, stating the respects in which J&C does not agree.

A copy of J&C’s response to this Report on Form 8-K is attached hereto as Exhibit 16.

Effective July 1, 2014, the Company’s Board of Directors, approved Michael F. Albanese, 18 Lisa Court,Parsippany, New Jersey 07054, Telephone Number:  (973) 887-8124 , as the Company’s primary auditor.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

UNWALL INTERNATIONAL INC.

/s/ Mr. Tesheb Casimir

Mr. Tesheb Casimir,
Chief Executive Officer
(Principal Executive Officer)

/s/ Mr. Tesheb Casimir
Mr. Tesheb Casimir,
Chief Financial Officer
(Principal Financial Officer)

Dated: July 17, 2014